Exhibit 10.113

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION FOR NON-PUBLIC OFFERINGS. THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED UNLESS IT IS REGISTERED UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

No. W-

Issuance Date:  March 22, 2006

VCAMPUS CORPORATION

PURCHASE WARRANT

WARRANT TO PURCHASE SHARES OF COMMON STOCK

This is to certify that, FOR VALUE RECEIVED, [Name of Purchaser] (“Warrantholder”), is entitled to purchase, subject to the provisions of this Warrant, from VCampus Corporation, a corporation organized under the laws of Delaware (“Company”), at any time and from time to time commencing four years from the Issuance Date (“Exercise Date”), but not later than 5:00 P.M., Eastern time, on the tenth (10th) anniversary of the Issuance Date (the “Expiration Date”), a total of [pro rata portion of 1,000,000 shares based on total of $2.3 million investment] shares (“Warrant Shares”) of Common Stock, $0.01 par value per share (“Common Stock”), of the Company, at an exercise price per share equal to the then applicable conversion price of the Company’s Series B-1 Preferred Stock. The exercise price in effect from time to time is hereafter called the “Warrant Price”. The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.

This Warrant has been issued pursuant to the terms of the Subscription Agreement (“Purchase Agreement”) dated on or about the date hereof between the Company and the Warrantholder. Capitalized terms used herein and not defined shall have the meaning specified in the Purchase Agreement.

Section 1.  Registration. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of the Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

Section 2.  Transfers. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended (“Securities Act”) or an exemption from registration thereunder. Subject to such restrictions, the Company shall transfer this Warrant from time to time, upon the books to be maintained by the Company for that purpose, upon surrender hereof for transfer properly endorsed or accompanied by appropriate instructions for transfer upon any such transfer, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

Section 3.  Exercise of Warrant.

(a)Subject to the provisions hereof, the Warrantholder may exercise this Warrant in whole or in part at any time and from time to time on and after the Exercise Date and ending on the Expiration Date, upon surrender of the original of this Warrant, together with delivery of the duly executed Warrant exercise form attached hereto (the “Exercise Agreement”) (which may be by fax), to the Company during normal business hours on any business day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), and upon payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company of the Warrant Price for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder’s designee, as the record owner of such shares, as of the close of business on the date on which the completed Exercise Agreement and original of this Warrant shall have been delivered to the Company (or such later date as may be specified in the Exercise Agreement). Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall (subject to Section 3(b) below), at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. In lieu of delivering physical certificates representing the shares of Common Stock issuable upon exercise of this Warrant, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program and such certificates can be issued without restrictive legends in accordance with applicable securities laws, upon request of the Warrantholder, the Company shall use commercially reasonable efforts to cause its transfer agent to electronically transmit such shares issuable upon exercise to the Warrantholder (or its designee), by crediting the account of the Warrantholder’s (or such designee’s) prime broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply).

(b)                                 the holder of this Warrant may, at its election exercised in its sole discretion, exercise this Warrant and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Warrant Price for the Warrant Shares specified in the Exercise Agreement, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) - (A x C)
B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= the average of the Closing Sale Price of the Common Stock over the five Trading Days immediately preceding the date of the Exercise Notice.

C= the Warrant Price then in effect for the applicable Warrant Shares at the time of such exercise.

Section 4.  Compliance with the Securities Act of 1933. Neither this Warrant nor the Common Stock issued upon exercise hereof nor any other security issued or issuable upon exercise of this Warrant may be offered or sold except as provided in this Warrant and in conformity with the Securities Act of 1933, as amended, and then only against receipt of an agreement of such person to whom such offer of sale is made to comply with the provisions of this Section 4 with respect to any resale or other disposition of such security. The Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or similar legend on any security issued or issuable upon exercise of this Warrant until the Warrant Shares have been registered for resale under the Registration Rights Agreement or until Rule 144 is available, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

Section 5.  Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the registered holder of this Warrant in respect of which such shares are issued. The holder shall be responsible for income taxes due under federal or state law, if any such tax is due.

Section 6.  Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if reasonably requested by the Company.

Section 7.  Reservation of Common Stock. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved, out of the authorized and unissued Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrant in full. The Company agrees that all Warrant Shares issued upon exercise of the Warrant in accordance with its terms shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

Section 8.  Warrant Price. The Warrant Price, subject to adjustment as provided in Section 9, shall, if payment is made in cash or by certified check, be payable in lawful money of the United States of America.

Section 9.  Adjustment of Warrant Exercise Price and Number of Shares. The Warrant Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time as follows:

(a)                                  If the Company or any of its subsidiaries shall at any time or from time to time while the Warrant is outstanding, pay a dividend or make a distribution on its capital stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of the Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Warrantholder thereafter exercising the Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Warrantholder would have received if the Warrant had been exercised immediately prior to such event. Such adjustment shall be made successively whenever any event listed above shall occur.

(b)                                 If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitations, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or properties thereafter deliverable upon the exercise hereof.

(c)                                  In the event that, as a result of an adjustment made pursuant to Section 9, the holder of this Warrant shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

(d)                                 In the event of any adjustment pursuant to this Section 9 in the number of Warrant Shares issuable hereunder upon exercise, the Warrant Price shall be inversely proportionately increased or decreased, as the case may be, such that the aggregate purchase price for Warrant Shares upon full exercise of this Warrant shall remain the same. Similarly, in the event of any adjustment in the Warrant Price pursuant to this Section 9 (but not for any other reason), the number of Warrant Shares issuable hereunder upon exercise shall be inversely proportionately increased or decreased, as the case may be, such that the aggregate purchase price for Warrant Shares upon full exercise of this Warrant shall remain the same.

Section 10.  Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of the Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon the exercise of the Warrant (or specified portions thereof), the Company shall round such calculation to the nearest whole number and disregard the fraction.

Section 11.  Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

Section 12.  Notices to Warrantholder. Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall forthwith give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. In the event of a dispute with respect to any such calculation, the certificate of the Company’s independent certified public accountants shall be conclusive evidence of the correctness of any computation made, absent manifest error. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment. At the Warrantholder’s request, the Company shall deliver to the Warrantholder as of a requested date a notice specifying the Warrant Price and the number of Warrant Shares into which this Warrant is exercisable as of such date.

Section 13.  Notices. Any notice pursuant hereto to be given or made by the Warrantholder to or on the Company shall be sufficiently given or made if delivered personally or by facsimile or if sent by an internationally recognized courier, addressed as follows:

VCampus Corporation

1850 Centennial Park Drive

Suite 200

Reston, VA  20191

Attention:  CFO

With a copy to:

Maupin Taylor, P.A.

3200 Beechleaf Court, Suite 500

Raleigh, North Carolina 27604

Attn:  Kevin A. Prakke, Esq.

or such other address as the Company may specify in writing by notice to the Warrantholder complying as to delivery with the terms of this Section 13.

Any notice pursuant hereto to be given or made by the Company to or on the Warrantholder shall be sufficiently given or made if personally delivered or if sent by an internationally recognized courier service by overnight or two-day service, to the address set forth on the books of the Company or, as to each of the Company and the Warrantholder, at such other address as shall be designated by such party by written notice to the other party complying as to delivery with the terms of this Section 13.

All such notices, requests, demands, directions and other communications shall, when sent by courier, be effective two (2) days after delivery to such courier as provided and addressed as aforesaid. All faxes shall be effective upon receipt.

Section 14.  Registration Rights. The initial holder of this Warrant is entitled to the benefit of certain registration rights in respect of the Warrant Shares as provided in the Registration Rights Agreement.

Section 15.  Successors. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

Section 16.  Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of Delaware, without giving effect to its conflict of law principles, and for all purposes shall be construed in accordance with the laws of said State.

Section 17.  Assignment, etc. The Warrantholder may assign or transfer this Warrant to any transferee only with the prior written consent of the Company. This Warrant shall be binding upon the Company and its successors and shall inure to the benefit of the Warrantholder and its successors and permitted assigns.

Section 18.  Definitions. The following words and terms as used in this Warrant shall have the following meanings:

(i)                                     “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(ii)                                  “Closing Sale Price” means, for any security as of any date, the last closing sale price for such security on the Principal Market as reported by Nasdaq, or if the Principal Market begins to operate on an extended hours basis, and does not designate the closing trade price, then the last trade price at 4:00 p.m., New York City Time, as reported by Nasdaq, or if the foregoing do not apply, the last closing trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Nasdaq (or by Bloomberg if Nasdaq does not report such prices), or, if no last closing trade price is reported for such security by Nasdaq, the last closing ask price of such security as reported by Nasdaq, or, if no last closing ask price is reported for such security by Nasdaq, the average of the highest bid price and the lowest ask price of any market makers for such security as reported in the “pink sheets” by the Pink Sheets LLC. If the Closing Sale Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as determined in good faith by the Company’s Board of Directors.

(iii)                               “Issuance Date” means the date on which this Warrant is issued to the Warrantholder as is set forth on the first page of the Warrant.

(iv)                              “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(v)                                 “Principal Market” means the principal securities exchange or trading market on which the Common Stock is traded.

(vi)                              “Securities Act” means the Securities Act of 1933, as amended.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first written above.

VCAMPUS CORPORATION

By:
	Name:	Narasimhan P. Kannan
	Title:	Chief Executive Officer

Attest:

Sign:
Print Name: Christopher L. Nelson

VCAMPUS CORPORATION
WARRANT EXERCISE FORM

VCampus Corporation

1850 Centennial Park Drive

Suite 200

Reston, VA  20191

Fax:  (703) 654-7319

Attention:  CFO

This undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant (“Warrant”) for, and to purchase thereunder                             shares of Common Stock (“Warrant Shares”) provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

Name

Address

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares be issued under the same instructions.

☐  (Check box, if applicable)  In lieu of delivering physical certificates representing the Warrant Shares purchasable upon exercise of this Warrant, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program and a registration statement covering the resale of the Warrant Shares is then effective or an exemption from registration is available in the opinion of Company counsel, upon request of the Holder, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Warrant Shares issuable upon conversion or exercise to the undersigned, by crediting the account of the undersigned’s prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

Dated:	Signature:

Name (please print)

Address